Exhibit 99.1

ATKORE INTERNATIONAL HOLDINGS INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

December 30, 2011

	Consolidated Successor Company	Pro forma adjustments Morrisville		Pro forma Consolidated Successor
($ in millions)
ASSETS
Current assets:
Cash and cash equivalents	$42	$13	(c)	$55
Accounts receivable, net	201	(3	)(a)	198
Receivables due from Tyco International Ltd. and its affiliates	4	—		4
Inventories, net	284	(10	)(a)	274
Prepaid expenses and other current assets	46	(1	)(a)	45
Deferred income taxes	16	—		16

Total current assets	593	(1)		592
Property, plant and equipment, net	331	(28	)(a)	303
Intangible assets, net	267	(5	)(b)	262
Goodwill	136	(6	)(b)	130
Deferred income taxes	2	—		2
Receivables due from Tyco International Ltd. and its affiliates	15	—		15
Other assets	34	—		34

Total assets	$1,378	$(40)		$1,338

LIABILITIES AND EQUITY
Current liabilities
Short-term debt and current maturities of long-term debt	$50	$(37	)(c)	$13
Accounts payable	121	(2	)(a)	119
Income tax payable	4	—		4
Accrued and other current liabilities	73	—		73

Total current liabilities	248	(39)		209
Long-term debt	411	—		411
Deferred income taxes	97	—		97
Income tax payable	14	—		14
Pension liabilities	35	—		35
Other long-term liabilities	11	—		11

Total liabilities	816	(39)		777

Company Shareholders’ Equity
Common shares, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	—	—		—
Additional paid in capital	604	—		604
Accumulated deficit	(25)	(1	)(g)	(26)
Accumulated other comprehensive loss	(17)	—		(17)

Total Company Shareholders’ Equity	562	(1)		561

Total liabilities and Shareholders’ Equity	$1,378	$(40)		$1,338

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ATKORE INTERNATIONAL HOLDINGS INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the three months ended December 30, 2011

($ in millions)	For the three months ended December 30, 2011	Pro forma Adjustments		Pro forma Consolidated
Net sales	$379	$(8	)(d)	$371
Costs and expenses
Cost of sales	334	(10	)(d)	324
Selling, engineering, general and administrative expenses	45	—		45
Transaction-related costs	—	—		—

Operating income	—	2		2
Interest expense, net	12	—		12

Loss from continuing operations before income taxes	(12)	2		(10)
Income tax benefit (expense)	4	(1	)(e)	3

Loss from continuing operations	$(8)	$1		$(7)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ATKORE INTERNATIONAL HOLDINGS INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the period from December 23, 2010 to September 30, 2011
($ in millions)	Consolidated Successor Company Historical	Pro forma Adjustments		Pro forma Consolidated Successor Company
Net sales	$1,298	$(40	)(d)	$1,258
Costs and expenses
Cost of sales	1,109	(41	)(d)	1,068
Selling, engineering, general and administrative expenses	152	(2	)(f)	150
Transaction-related costs	16	—		16

Operating income	21	3		24
Interest expense, net	37	—		37

Loss from continuing operations before income taxes	(16)	3		(13)
Income tax expense	1	1	(e)	2

Loss from continuing operations	$(17)	$2		$(15)

The Predecessor Company

Unaudited Pro Forma Condensed Combined Statement of Operations

	For the period from September 25, 2010 to December 22, 2010
($ in millions)	Combined Predecessor Historical	Pro forma Adjustments		Pro forma Combined Predecessor
Net sales	$352	$(12	)(d)	$340
Costs and expenses
Cost of sales	304	(14	)(d)	290
Selling, engineering, general and administrative expenses	40	(1	)(f)	39
Transaction-related costs	—	—		—

Operating income	8	3		11
Interest expense, net	11	—		11

Loss from continuing operations before income taxes	(3)	3		—
Income tax expense	—	1	(e)	1

Loss from continuing operations	$(3)	$2		$(1)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ATKORE INTERNATIONAL HOLDINGS INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

	For the year ended September 30, 2011
	Pro forma Consolidated Successor Company	Pro forma Combined Predecessor	Pro forma Adjustments		Pro forma
Net sales	$1,258	$340	$—		$1,598
Costs and expenses
Cost of sales	1,068	290	(11	)(h)	1,347
Selling, engineering, general and administrative expenses	150	39	(13	)(i)	176
Transaction-related costs	16	—	—		16

Operating income	24	11	24		59
Interest expense, net	37	11	—	(j)	48

Loss from continuing operations before income taxes	(13)	—	24		11
Income tax expense	2	1	3	(k)	6

Loss from continuing operations	$(15)	$(1)	$1		$5

* For references from h – k — On November 9, 2010, Tyco International Ltd. (“Tyco”) announced that it entered into an agreement to sell a majority interest in the Predecessor Company to an affiliate of the private equity firm Clayton Dubilier & Rice, LLC (“CD&R”). On December 22, 2010, the transaction closed and CD&R acquired shares of a newly created class of cumulative convertible preferred stock (the “Preferred Stock”) of Atkore International Group Inc. (“Atkore Group”). The Preferred Stock initially represented 51% of the outstanding capital stock (on an as-converted basis) of Atkore Group. On December 22, 2010, Atkore Group also issued common stock (the “Common Stock”) to a Tyco subsidiary that initially represented the remaining 49% of the outstanding capital stock of Atkore Group. Atkore Group continues to be the sole owner of the Company, which in turn continues to be the sole owner of Atkore International, Inc. (“Atkore International”). Subsequent to December 22, 2010, Atkore has operated as an independent, stand-alone entity.

The Predecessor Company

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended September 24, 2010

($ in millions)	Fiscal year ended September 24, 2010	Pro forma Adjustments		Pro forma Consolidated
Net sales	$1,433	$(26	)(d)	$1,407
Costs and expenses
Cost of sales	1,192	(27	)(d)	1,165
Selling, engineering, general and administrative expenses	166	(1)		165
Restructuring and asset impairment charges	7	—		7

Operating income	68	2		70
Interest expense, net	48	—		48

Income from continuing operations before income taxes	20	2		22
Income tax expense	19	1	(e)	20

Income from continuing operations	$1	$1		$2

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ATKORE INTERNATIONAL HOLDINGS INC.

Notes to Unaudited Pro Forma Condensed Financial Statements

(In millions)

(a)	Reflects the elimination of assets and liabilities of the Plant as of December 30, 2011.

(b)	Reflects the elimination of amount of goodwill and intangible assets allocated to the Plant.

(c)	Reflects the receipt of proceeds of $39.5 million, less transaction costs of approximately $0.5 million, including legal, advisory and other professional fees. The net proceeds from the Transaction reduced outstanding borrowing under our credit facility by $37 million.

(d)	Reflects the elimination of sales and cost of sales of the Plant.

(e)	Represents the estimated income tax effect of the pro forma adjustments. The tax effects of the pro forma adjustments were calculated using the historical statutory rates in the U.S. and any permanent differences attributable to the Plant.

(f)	Reflects the elimination of the selling, general and administrative expenses of the Plant that are necessary for and associated with revenue producing activities. This adjustment does not reflect any one-time nonrecurring costs, primarily transaction costs and severance costs, directly related to the closing of the Transaction which will be included in the statement of operations of the Company within the twelve months following the closing.

(g)	Reflects the estimated loss of approximately $1 million arising from the Transaction. The estimated loss has not been reflected in the pro forma consolidated statements of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the APA.

(h)	Represents the following adjustments:

1.	Depreciation of $2 million resulting from the fair value allocations and revised estimated useful lives assigned to property and equipment.

Property and equipment is depreciated over estimated useful lives as follows:

Buildings	2 to 34 years
Building improvements	2 to 20 years
Machinery and equipment production	2 to 19 years
Support and testing machinery and equipment	2 to 13 years
Leasehold improvements	Lesser of remaining term of the lease or economic useful life

2.	Removal of the amortization associated with the $13 million purchase price adjustment to record inventory fair value.

(i)	Represents the following adjustments:

1.	Additional amortization of $3 million resulting from the fair value allocations and revised estimated useful lives assigned to intangible assets. For customer relationships intangible assets with finite lives, the weighted-average amortization period is 13.6 years.

2.	Incremental portion of $1 million of the aggregate annual management fee of $6 million per annum to be paid to CD&R and Tyco International Management Company, LLC.

3.	Reduction in pension expense of $1 million from the impact of reducing pension obligations.

4.	Removal of the $16 million of transaction fees attributed to acquisition-related activities. This amount includes all transaction costs incurred in connection with the business acquisition: $6 million of fees paid to CD&R and $10 million of transaction costs and fees incurred, including legal and accounting costs.

(j)	The pro forma adjustment for interest expense, net represents the removal of all of the historical interest expense and an addition for the calculation of the new interest on the new borrowings plus the applicable amortization of debt issuance costs related to the indebtedness incurred in connection with the Transactions, as well as fees payable on the asset-based credit facility (“Credit Facility”). As a result of those two offsetting calculations, the pro forma adjustment, rounded to an amount in millions of dollars, did not result in any incremental interest expense or benefit. We drew $55 million on the Credit Facility as of December 22, 2010, although we are permitted to and may choose to draw up to $250 million subject to a borrowing base estimated to be $200 million as of September 30, 2011. As of September 30, 2011, $46 million was outstanding on the Credit Facility. The interest rate on the senior secured notes is 9.875% and is assumed to be 2.76% on amounts drawn on the Credit Facility. A 0.125 percentage point change in interest rates on our pro forma Credit Facility indebtedness would change pro forma interest expense by less than $1 million for the year ended September 30, 2011.

(k)	Reflects the estimated tax effects resulting from the pro forma adjustments based on statutory tax rate of 38%.